UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
____________________________________________________________

Date of Report (Date of earliest event reported): September 30, 2009

KAHZAM, INC.
(Exact Name of Registrant as Specified in Charter)

CENTAURUS RESOURCES, INC.

(Former Name of Registrant)

Delaware	333-146344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 South Federal Hwy., Suite 100
Boca Raton, FL	33432
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-549-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KAHZAM, INC.

September 30, 2009

Item 2.01.            Acquisition Or Disposition Of Assets

On May 12, 2009, the  Registrant acquired 100% of the issued and outstanding capital stock of Kahzam, Inc., a Florida corporation, in exchange for the issuance of 4,000,000 shares of Common Stock of the Registrant.

Kahzam, Inc. is an emerging presence in the global pay per click (“PPC”) search engine and Web portal field. The company is headquartered in Boca Raton, FL with additional offices in Phoenix, AZ and plans to establish offices in New York City, Los Angeles, Washington, D.C. and Chicago.

Kahzam maintains a vast index of Web sites and other online content that is freely available via the search engine to all Internet users. This automated search technology helps anyone obtain nearly instant access to relevant information from our extensive index.

The audited financial statements of Kahzam, Inc. for the periods ended December 31, 2007 and December 31, 2008 are set forth as Exhibit 99.1 to this Form 8-K.

Description of Our Company and Predecessor

Kahzam, Inc. was originally incorporated in July, 2007 as Centaurus Resources, Inc., a Delaware Corporation (“the Company”).  On May 12, 2009, the Company acquired 100% of the issued and outstanding Common Stock of  Kahzam, Inc., a Florida Corporation, in exchange for 4,000,000 Shares of the Company’s Common Stock.  Following this acquisition, the Company completed a statutory merger, which became effective on May 31, 2009, and the name of the Company was changed to Kahzam, Inc. (a Delaware corporation).  Simultaneously with the merger, each Share of issued and outstanding Common Stock of the Company was exchanged for three Shares of new Kahzam, Inc. Common Stock.  As a result of these transactions, as of June 1, 2009 the Company has 19,500,000 Shares of Common Stock issued and outstanding.

The Company’s executive offices are located at 1515 South Federal Highway, Suite 100, Boca Raton, FL 33432.  The telephone number is 561-549-3131, and the fax number is 561-393-8505.  The Company’s principal website is www.kahzam.com.

DESCRIPTION OF BUSINESS

Unless the context otherwise requires, “we,” “our,” “us” and similar expressions refer to Kahzam, Inc. separately prior to the closing of the share exchange transaction.

Overview of our Business

The Company is an emerging presence in the global pay per click (“PPC”) search engine and Web portal field, utilizing our “Kahzam” trademark. We are headquartered in Boca Raton, Florida with additional offices in Phoenix, AZ and we plan to establish offices in New York City, Los Angeles, Washington, D.C. and Chicago within the next twelve months.

We maintain a vast index of Web sites and other online content that is freely available via the search engine to all Internet users. Our automated search technology helps anyone obtain nearly instant access to relevant information from our extensive index.

Our Company is assembling a team of experienced professionals from the world’s most respected, top-tier marketing and advertising firms. They exemplify leadership, optimism and determination, and possess the qualities critical to success: a disciplined approach, a focus on accountability, self-confidence, trust and an exceptional capacity to balance short-term results with long-term goals.

OUR MARKETING PLAN

A primary objective is to build the leading search and portal company focused on serving membership-driven organizations in the association and affinity group space. Kahzam will develop and deliver indispensable experiences and benefits to these organizations and their members, employees and business partners via a proprietary, secure, “white-label” technology platform. A broad range of advanced multimedia, social networking, information distribution, e-commerce and advertising capabilities will provide the flexibility and reliability to meet the most demanding enterprise needs.  Kahzam’s comprehensive technical support team ensures maximum results and value for users, clients, publishers, developers and marketers alike.

By providing a platform that unifies search and multimedia technology, content, and community development, and enables personalization and integration across multiple platforms and devices, Kahzam products and services can deepen the engagement of new and existing users. This, coupled with the growth of the Internet as an advertising medium, may lead to consistent and significant revenue growth.  Similarly, Kahzam is specifically designed to help associations and affinity groups achieve higher revenues and member satisfaction.

In addition to providing a broad range of services to associations and affinity groups, Kahzam will also offer superior online search functions, with enhanced privacy and security, for individual consumers.  In addition, Kahzam will license its proprietary search function to Web sites that want to include a “Powered by Kahzam” search functionality within their domain.

KEY MARKETING CONSIDERATIONS

Search Portal Market Readiness

Kahzam believes that current marketplace and industry fundamentals provide an ideal environment for the strategic expansion of its search portal operations. Targeting the association/affinity group and privacy markets, Kahzam’s goal is to gain 1% of the total search engine market share.

Association Market Readiness

The current economic downturn has triggered restructurings and consolidations in the association/affinity group sector. As a result, more and more associations are actively searching for additional ways to improve member services and generate additional non-dues income. Kahzam believes this creates an immediate and significant market opportunity. Market research

Marketer Readiness

Direct-response tactics such as online search activities continue to experience growth, even in this economy. According to advertising agencies, media buyers, publishers and third-party Internet monitoring organizations, marketers continue to shift an increasing percentage of budget dollars to digital channels. Online and-Search-Engine advertising is one of the fastest growing, most accountable and cost-effective methods of advertising available.

Key Business Partners in Place

The company has secured agreements with key, synergistic media, marketing, market research, public relations, strategic planning, search engine optimization, financial services, and database business partners. Kahzam will continue to identify, target and pursue relationships with individuals and organizations that can increase its diversity and profitability.

Key Strategic Plans Complete

Kahzam has completed a comprehensive Strategic Development Plan, which includes a strong, integrated public relations and marketing plan to bring Kahzam to market rapidly and position it for sustained, long-term growth.

Customer Acquisition

Based on market growth and demand analysis, Kahzam expects to secure a minimum of 20 association clients by the end of 2009 and 80-100 clients in 2010, and to expand to 180-200 affinity groups by the end of 2011.

OUR STRATEGIC DEVELOPMENT PLAN

Defining Kahzam’s Markets

The Strategic Development Plan provides an analysis of the current, highly competitive consumer search market, as well several potential niche markets that were discussed during the workshop. According to the December 2008 Core Search Report, among the top search engines:

•	Consumers chose Google sites for more than 8 billion of the total 12.7 billion total searches conducted during this month – 63.5% of all searches among the top five search entities

•	Yahoo sites totaled 20.5% (2.6 billion) searches and totaled Microsoft 8.3% (1.1 billion) searches, while Ask Network and AOL, LLC registered 3.9% (488 million) and 3.8% (478 million) respectively

While the overall number of searches continues to increase by 3-4% each month, there is little competition between the top search engines. Only Google is gaining new market share, despite aggressive new product and service offerings from Yahoo, Microsoft and Ask.com.

The vast number of individual consumers has established a preference for one of these top search engines. Ask.com’s recent and disastrous $100 million ad campaign proved that consumers have little need to switch from one search engine to another. They are comfortable and satisfied with the results of whatever company they currently use.

Not even mounting concerns, raised by the government and the media, about the privacy and security of personal information obtained through the search process and retained by the search companies, have adversely impacted mass-market consumer search usage. Instead, those consumers who desire a private and secure search portal remain a relatively small subset of the total search market. Small, but valuable nonetheless.

However, Kahzam has identified one “niche” market that can yield rapid and substantial market penetration, sustained growth and potentially massive audience aggregation – the Association market. The scope and size of this virtually untapped market is impressive.

There are nearly 1.8 million Associations and association-like, membership-driven organizations in the following ready-made market segments:

•	Trade, Business and Commercial

•	Environmental and Agricultural

•	Legal, Governmental, Public Administration, and Military

•	Engineering, Technological and Natural/Social Sciences

•	Educational

•	Cultural

•	Social Welfare

•	Health and Medical

•	Public Affairs

•	Fraternal, Nationality, and Ethnic

•	Religious

•	Veterans', Hereditary and Patriotic

•	Hobby and Avocational

•	Athletic and Sports

•	Labor Unions, Associations, and Federations

•	Chambers of Commerce and Trade and Tourism

•	Greek and Non-Greek Letter Societies, Associations, and Federations

•	Fan Clubs

According to the American Society of Association Executives (ASAE), Associations generate more than $33 billion in revenue nationally and hold more than $50 billion in assets (2006). Clearly, the Association market represents a series of enormous marketing opportunities for any business with a product and/or service that benefits both the Association and the member, and that can easily be tailored to meet a wide range of specific needs.

The Kahzam Association Solution

The Association/Affinity Group space represents a windfall opportunity – an enormous market (comprised of thousands of highly-defined segments) that is searching for a wide range of Web-delivered solutions that benefit their members and other stakeholders. This traditionally conservative market is becoming ever more receptive to new technology and new relationships with appropriate marketers (via advertising, e-commerce and sponsorships) that help gain and retain members and generate additional, non-dues income.

By developing and offering a comprehensive, “white-label version of its “standard” search/portal solution with features, functions, content and messages that can be customized to the needs of individual Associations and Affinity Groups, Kahzam has an unprecedented opportunity to satisfy, own and grow this market.

Using this strategy, Kahzam can rapidly achieve significant market share, aggregate a large, segmented, “captive” and loyal user base, and monetize portal usage through multiple revenue streams. The benefits to both Associations and Kahzam are clear:

•
The Association appears as if it is providing the portal’s comprehensive and valuable suite of services to their members at no charge, thus increasing the real and perceived value of Association membership and strengthening their Association Value Equation

•	The Association realizes additional, alternate, non-dues income (from shared advertising and e-commerce revenue) at little or no expense

•	The Association can apply these revenues to help cover the costs of operations, the delivery of additional services, and/or to help reduce member dues

•	Kahzam will gain access to each Association’s member, vendor, strategic partner and sponsor base, and the various revenue streams they enable

•	And Kahzam can achieve all of this without incurring the costs of direct competition with other established, mass-market search/portal solution providers.

The Kahzam Standard Portal

This portal configuration will be available to any Web user. It will include the following features and capabilities:

Multimedia Center – built around a full-featured media player. It will be able to play streaming video and audio, live Webcasts and Podcasts, as well as advertising and other commercial messages.

Search Center – a full-service Internet search engine that displays search criteria, search results, sponsored results and Kahzam classified ads and other advertising.

Shopping Center – populated with Kahzam “standard” stores, as well as user-selected stores, it includes a shopping comparison engine.

Deal Center – a clearing house for advertiser, sponsor and store discounts and special offers. It also provides access to a Kahzam community discount/rewards program.

News Center - with access to user-selected news sources and Kahzam standard news sources and program weekly/monthly pre-packaged content feeds.

Financial Center – including user-selectable financial news and information sources and Kahzam standard sources. It incorporates a stock “ticker” and enables customized user portfolio.

Weather Center – with coverage of user-selectable markets.

Entertainment Center – with user-selectable local television/movie listings and remote DVR programming.

Map Center – with user-selectable links to the user’s favorite map/directions service(s).

Yellow Pages – with access to editions in user-selectable markets.

Game Center – with a user-selectable game collection.

Travel Center – with Kahzam standard and user-defined links to travel service home pages/account sign-in pages, a travel comparison engine and a booking engine.

Real Estate Center – with Kahzam standard and user-defined links to major real estate site home pages/account sign-in pages.

Job Center – with Kahzam standard and user-definable links to major job site home pages/account sign-in pages.

Mail Center - with Kahzam’s full-service email system including real-time email alerts.

Chat Center – with access to all Kahzam standard and user-created chat rooms and bulletin boards categorized and searchable by topic, geographic region, demographics, etc.

IM Center – with user-definable links to favorite IM service(s) sign-in pages and access to Kahzam’s standard (cam capable) IM service.

Friend Center – with user-definable Kahzam “friends,” friend monitoring from user-selectable sites

Opinion Center – with user-selectable survey/poll/quiz topics created by Kahzam.

Profile Center – with user-uploadable pictures and profile information.

Preference Center - one, central place for users to easily set up, customize, personalize and manage the entire portal experience.

Help Center – with a text-based, online help index, as well as live/chat, email and auto-dial phone contact help capability.

Wherever possible, these features will be purchased or licensed, off-the-shelf plug-ins that will be integrated into the portal system’s native programming. Approximately 40% of the standard features are already available through GroupMolinari’s Win Control division.

The Kahzam White-Label Portal

Each white-label portal can be branded with each Association’s unique logo and color scheme. Branding extends from the portal’s GUI and “skin” throughout the various internal navigation, feature and option menus, as well as content pages.

In addition to the custom branding capability, there are several other important differences between Kahzam’s standard and white-label portals. These provide various tailored functionalities and content. They also provide additional, outstanding value to all stakeholders.

Associations will be able to:

•	Deliver their own original “programming,” such as Webinars, Web teleconferences, “news” reports and legacy video programs, via the Multimedia Center

•	Create a virtual, Association-specific, secure, members-only Intranet for member-to-member communication and social networking

•	Operate proprietary e-stores in the Shopping Center via a comprehensive, branded e-commerce engine and offer e-stores to vendors, strategic allies, sponsors and key advertisers

•	Offer members-only discounts from the Association, its strategic partners, vendors, sponsors and advertisers via the Deal Center

•	Provide members with Association news and targeted breaking news along with weekly/monthly, pre-packaged news feeds from the Association in the News Center

•	Use their Job Center to post jobs available in the Association’s specific industry or interest area, as well as jobs available within the Association

•	Offer the Community Center - a full-featured, members-only social network with page creation and management software, as well as member blog page creation and management software

•
Offer the Discussion Center - with user-definable links to favorite Association chat rooms, as well as the ability to create and manage moderated Association discussion groups and program real-time discussion alerts

•	Allow members to identify and monitor other logged-in Association members and Association friends via the Friend Center

•	Create and manage member-targeted surveys, polls and quizzes via the Opinion Center

•	Allow Association members to send general and targeted “HelpMe!” alerts via the Alert Center to arrange ad hoc brainstorming/problem-solving sessions in the members-only Discussion Center

Kahzam will also provide a “backroom” that enables Association administrators to control and manage all of these capabilities and content.

Portal Design

The proposed Kahzam portal design will embrace the future. Indeed, the portal GUI will look more like a hand-held device than a Web page. It will adopt the clean, uncluttered attributes of an iPhone-like interface and allow the user’s specific needs to drive navigation, as well as the overall portal experience.

The Kahzam standard portal GUI design maximizes the utility of the portal on advanced smart phones and computers alike. It also maximizes the available space for Kahzam branding and content, and revenue-generating advertising.

The PR and Marketing Plan

Kahzam’s breakthrough product and marketing strategies will be promoted by a comprehensive, company-wide PR and marketing plan. Each of Kahzam’s two “lead” service markets: 1) Associations, association-like organizations and affinity groups, and 2) the privacy-focused Internet public. Each will have their own public and media relations programs. These will be based on and will support the company-wide program, but each will have the focus necessary for product and sales success.

Kahzam will use a variety of media outreach strategies for image creation and positioning, as well as for the promotion of marketing-driven initiatives. Kahzam will be positioned as an authoritative industry voice in the rapidly-evolving search engine marketplace, as well as the emerging Web 2.0/3.0 person-to-person communications marketplace.

Through the media, Associations and consumer markets will see Kahzam as their “first-choice” for making the most of their Internet experience. To do this, we will create a professional and bottom-line-focused PR-driven marketing communications campaign.

The Strategic Development Plan sets forth the exhaustive, high-performance and cost-effective strategies and tactics that will be executed to achieve success.

OUR PRODUCTS AND REVENUE STREAMS

Kahzam’s primary revenue streams will be driven by independent, negotiated, revenue sharing agreements with each Association client or each association management company client. Revenue from general consumer use of the Kahzam public portal will become significant over time as Association members become loyal users outside of the Association space and as various marketing and public relations strategies begin to attract large numbers of new, individual users.

Generating revenue is all about eyeballs. And Kahzam’s distinctive and comprehensive business model is designed to aggregate audiences both within the Association space and beyond.

Revenue Streams

There is an enormous potential for Kahzam e-commerce direct revenue and client revenue sharing opportunities. These include:

•	Association Advertising/Sponsorships

•	e-commerce and Affinity Marketing

•	Premium Content Subscriptions

•	Proprietary Databases

Additional, distinct streams that will help generate the revenue returns projected for Kahzam. These include:

•	Key word advertising

•	Proprietary classified box ads

•	Banner ads

•	Streaming video and audio ads

•	Sponsored social networking posts and pages

•	Sponsored outbound Association member alerts

•	Sponsored outbound Kahzam member alerts

•	Enhanced, premium services for Association Intranet/portal Web sites

•	Kahzam e-commerce

•	Packaging and reselling/renting/leasing database information gathered on Kahzam users and information gathered on Association members who use the Kahzam-provided Intranet/portals

Enhanced Premium Services

Kahzam also has an opportunity to develop and market a proprietary suite of superior privacy and security services to individual portal users. Because this is a speculative concept, the projected revenue from such a product has not been combined with the other revenue stream projections. However, a successful implementation of such a product has the potential to increase the projected revenue by as much as 60%.

The Bottom Line

Because of Kahzam’s initial primary focus on the Association and affinity group markets, we expect that we  will be able to efficiently and rapidly aggregate a large, diverse and captive universe of users. This audience will already be highly and precisely segmented and easily targetable by marketers seeking to connect with the individual members in each segment. As a result, Kahzam will be able to offer marketers unprecedented advertising, sponsorship and e-commerce opportunities. We believe that this level of targeted access and delivery will command a premium price that marketers will be eager to pay.

Our business model assures that our Association clients also share in these rewards, as well as the extended benefits and value the Kahzam portal provides to their members and stakeholders, and as a result we believe that we will have powerful partners which will work with us to establish and develop multiple revenue streams.

We expect that our Association partners will carry their enthusiasm and loyalty from the Association community to Kahzam’s public portal and join growing numbers of other individual users who appreciate Kahzam’s superior search/portal experience and enhanced privacy and security features, and that a growing number of non-Association marketers will join them, as well.

The Kahzam business model, combined with the comprehensive public relations and marketing support which we intend to provide, will empower a fusion of clients, marketers and users, and  a continuous and growing revenue stream that we believe will drive Kahzam to profitability and success.

Facilities

Our corporate headquarters are located at 1515 South Federal Hwy., Suite 100, Boca Raton, FL 33432.   We occupy 3500 square feet of space under a lease with an annual rental rate of $7991.67 that we occupy on a month-to-month basis.    We believe that these facilities are adequate for our present level of operations.

Employees

As of September 1, 2009, we employed 7 full-time employees and no part-time employees, excluding employees and consultants of any affiliated companies that are not at least 50%-owned subsidiary companies of ours.  None of our employees is subject to a collective bargaining agreement and we believe that relations with our employees are very good.

Legal Proceedings

We are not involved in any pending or threatened material litigation or other material legal proceedings.

Risk Factors

Our business involves significant risks and uncertainties, many of which are beyond our control, and any investment in our common stock involves a high degree of risk.  Discussed below are many of the material risk factors faced by us that may have an impact on our future results.

RISKS ASSOCIATED WITH OUR COMPANY

Because our auditors have issued a going concern opinion, there is substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

Our market place is very competitive. Failure to successfully compete could harm our business.

We face intense competition in the search engine and Web portal industry.  Many other competitors are well established, have greater resources and have a name and brand recognition. These companies also have customer bases that are much larger than ours. We cannot be sure that our targeting of affinity group customers will be successful in differentiating our services from those offered by our much larger competitors.

We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We were incorporated in July, 2007, but did not commence our current business operations until May, 2009 following our merger with Kahzam, Inc..  Accordingly, we have had a very limited operating history upon which an evaluation of our future success or failure can be made.   Our ability to achieve and maintain profitability and positive cash flow is dependent upon, among other things, our ability to raise sufficient capital to fund the expansion of our business operations, our ability to attract customers who will buy our services from us, and our ability to generate revenues through the sale of our services.

Based upon current plans, we expect to increase our revenues from operations during the balance of this calendar year and thereafter.  However,  we cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

If we do not make a profit, we may have to suspend or cease operations.

Since we are small company and do not have significant capital, we must limit the marketing our services. The sale of services is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.  If our Offering is successfully completed, we intend to significantly increase our marketing activities and capabilities.

RISKS ASSOCIATED WITH OUR COMMON STOCK:

Because there is a limited  public trading market for our common stock, you may not be able to resell your stock.

There is currently a limited public trading market for our common stock on the OTC Bulletin Board market (Symbol: KHZM).   There can be no assurance that a public market for our securities will continue, or that in the future our securities may be traded on a national exchange.

Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of our shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of our shares to decline.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock.

Cautionary Language Regarding Forward-Looking Statements and Industry Data

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, many of which are beyond our control.  Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in this report.  Important factors that may cause actual results to differ from projections include, but are not limited to, for example:

●      adverse economic conditions,

●      inability to raise sufficient additional capital to operate our business,

●      unexpected costs, lower than expected sales and revenues, and operating defects,

●      adverse results of any legal proceedings,

●      the volatility of our operating results and financial condition,

●      inability to attract or retain qualified senior management personnel, and

●      other specific risks that may be referred to in this report.

All statements, other than statements of historical facts, included in this current report regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements.  When used in this report, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  All forward-looking statements speak only as of the date of this report.  We undertake no obligation to update any forward-looking statements or other information contained herein.  Stockholders and potential investors should not place undue reliance on these forward-looking statements.  Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved.  We disclose important factors that could cause our actual results to differ materially from its expectations under “Risk Factors” and elsewhere in this report.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Information regarding market and industry statistics contained in this current report is included based on information available to us that we believe is accurate.  It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.  See “Risk Factors” for a more detailed discussion of risks and uncertainties that may have an impact on our future results.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included under Item 9.01(a) of this current report.

RESULTS OF OPERATIONS

We are still in our development stage and have generated no revenues to date. We incurred operating expenses of $11,056 and $10,145 for the nine months Ended May 31, 2009 and May 31, 2008,  respectively.  These  expenses  consisted of general operating  expenses and professional fees incurred in connection with the day to day operation of our business and the preparation and filing of our reports with the Securities and Exchange Commission.

Our net loss from inception through May 31, 2009 was $(233,021).

Our  auditors  have  issued a going  concern  opinion.  This means that there is substantial  doubt that we can  continue  as an on-going  business  for the next twelve  months  unless we obtain  additional  capital to pay our bills.  This is because we have not generated  revenues and no revenues are anticipated until we begin  removing and selling  minerals.  There is no assurance we will ever reach that point.

LIQUIDITY AND CAPITAL RESOURCES

Our cash  balance at May 31, 2009 was $0 with  liabilities  of  $191,046.  Since inception  we have sold  $40,000 in equity  securities.  On August  13,  2007 we issued a total of 1,500,000  shares of common  stock to our Former  director for cash in the amount of $0.01 per share or $15,000. On December 31, 2007 we issued a total of 1,000,000 shares of common stock for cash in the amount of $0.025 per share or $25,000,  pursuant to our SB-2  Registration  Statement  filed with the Securities and Exchange  Commission under file number  333-146344,  which became effective on October 19, 2007.

If we experience a shortage of funds prior to generating revenue from operations we may utilize  funds from our  director  who has  informally  agreed to advance funds to allow us to pay for business  operations,  however, our director has no formal  commitment,  arrangement or legal obligation to advance or loan funds to us.

PLAN OF OPERATION

The Company is an emerging  presence in the global pay per click ("PPC")  search engine  and  Web  portal  field,  utilizing  our  "Kahzam"  trademark.   We  are headquartered in Boca Raton,  Florida with additional offices in Phoenix, AZ and we plan to establish  offices in New York City, Los Angeles,  Washington,  D.C., Chicago and Las Vegas within the next twelve months.

We maintain a vast index of Web sites and other  online  content  that is freely available via the search  engine to all Internet  users.  Our  automated  search technology  helps anyone obtain nearly  instant  access to relevant  information from our extensive index.

Our Company is assembling a team of experienced  professionals  from the world's most  respected,  top-tier  marketing  and  advertising  firms.  They  exemplify leadership,  optimism and  determination,  and possess the qualities critical to success: a disciplined  approach,  a focus on  accountability,  self-confidence, trust and an exceptional  capacity to balance  short-term results with long-term goals.

CONTROLS AND PROCEDURES

EVALUATION OF DISCLOSURE CONTROLS AND PROCEDURES

Under the supervision and with the  participation  of our management,  including our principal  executive officer and the principal  financial  officer,  we have conducted an evaluation of the  effectiveness of the design and operation of our disclosure controls and procedures,  as defined in Rules 13a-15(e) and 15d-15(e) under the  Securities  and  Exchange  Act of  1934,  as of the end of the  period covered  by this  report.  Based on this  evaluation,  our  principal  executive officer and principal financial officer concluded as of the evaluation date that our  disclosure  controls and  procedures  were effective such that the material information  required to be included in our Securities  and Exchange  Commission reports is recorded, processed,  summarized and reported within the time periods specified in SEC rules and forms  relating to our company,  particularly  during the period when this report was being prepared.

Additionally,  there were no significant  changes in our internal controls or in other factors that could  significantly  affect these controls subsequent to the evaluation date. We have no identified any significant  deficiencies or material weaknesses  in our internal  controls,  and  therefore  there were no corrective actions taken.

SECURITY OWNERSHIP[ OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of September 1, 2009, by (a) each person who is known by us to beneficially own 5% or more of our common stock, (b) each of our directors and executive officers, and (c) all of our directors and executive officers as a group

Name(1)	Number of Shares Beneficially Owned(2)	Percentage of Shares Beneficially Owned(3)
5% Stockholders:
Group Molinari LLC	6,000,000	30.77%
Vickie Ann Molinari C/F Francesca Molinari UNIF Trans Min ACT FL	900,000	4.62%
Gabriella Molinari C/F Francesca Molinari UNIF Trans Min ACT FL	900,000	4.62%
Vickie Molinari	900,000	4.62%
Executive Officers, Present and Directors and Proposed Directors:
Franklin Bradley	200,001	1.03%
James Lindsey	200,001	1.03%
Richard C. Weiner	1,500,000	7.69%
* Less than one percent.

(1)	Unless otherwise indicated, the address of each person is c/o Kahzam, Inc., 1515 South Federal Hwy., Suite 100, Boca Raton, FL 33432.

(2)
Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as the entities owned or controlled by the named person.  Also includes shares if the named person has the right to acquire those shares within 60 days after September 1, 2009, by the exercise of any warrant, stock option or other right.  Unless otherwise noted, shares are owned of record and beneficially by the named person.

(3)
The calculation in this column is based upon 19,500,000 shares of common stock outstanding on September 1, 2009.  The shares of common stock and shares underlying stock options are deemed outstanding for purposes of computing the percentage of the person holding such stock options but are not deemed outstanding for the purpose of computing the percentage of any other person.

Executive Officers, Present Directors, Proposed Directors and Key Employees

The names, ages and positions of our executive officers, present directors, proposed directors and key employees as of September 1, 2009, are as follows:

Name	Age	Position
Franklin Bradley	64	President
James Lindsey	70	Vice Chairman & Corporate Development Officer
Richard C. Weiner	59	Chief Financial Officer

Executive Officers and Directors

The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers, present directors and proposed directors are as follows:

Frank Bradley – Chairman and Chief Executive Officer

Frank Bradley has created groundbreaking marketing, advertising, public/investor relations and interactive solutions for major national and international organizations over the past 30 years. He pioneered hospital marketing as the first Vice President of Marketing and Communications for healthcare giant Hospital Corporation of America (HCA).

Mr. Bradley’s marketing and communications programs established guidelines and standards for more than 450 HCA hospitals worldwide and the entire emerging investor-owned healthcare industry. He integrated and unified the marketing communications of all system hospitals acquired or managed by HCA and provided consulting and crisis management services to this Fortune 100 Corporation and its individual hospitals.  His work included establishment of Internet and portal development systems for the corporate and individual facility consumer and physician network.

Mr. Bradley was Co-Founder, President and CEO of Notch-Bradley, Inc., the nation’s first healthcare-only marketing communications agency. For 20 years, Notch-Bradley served more than 250 healthcare clients (including the nation’s three largest hospital companies) in 43 states and three foreign countries.

The agency also provided marketing and communications support for major trade associations, physician groups and ownership corporations, industry equipment and pharmaceutical manufacturers and payer entities within the healthcare delivery arena.

As a consultant for International Healthcare Management Systems & the Welcare Hospital Group based in Dubai, United Arab Emirates, Mr. Bradley was instrumental in expanding a single hospital and physician’s clinic organization into a comprehensive Mid East regional healthcare management system. His work with non-healthcare clients is also extensive, encompassing the entertainment, retail, manufacturing and service industry segments.

Jim Lindsey – Vice Chairman and Corporate Development Officer

Jim Lindsey has more than thirty-five years of managerial, creative, and account supervision experience with bottom line responsibilities for international, national, and regional advertising agencies including Saatchi & Saatchi Worldwide, Fairfax/Saatchi & Saatchi, McCaffrey & McCall, Hill Holiday/Wakeman & DeForrest.

As Vice Chairman of Saatchi & Saatchi Worldwide, Mr. Lindsey significantly influenced and directed corporate development, specializing in West Coast and Pacific Rim clients. He also served as Executive Vice President of Hill, Holliday and Wakeman & DeForrest’s West Coast operations. And he has been responsible for national and international agency operations involving business development, marketing, advertising, and strategic planning for worldwide clients including MGM/UA, Orion Films, Sears, Marriott Resorts, Mercedes Benz, DeBeers, Int., T. Row Price, Geneva Corporation, Infinity, MONEX plus Epson Computer Printer Products.  Other notable clients included Jenny Craig, Shaw Industries, White Westinghouse, PacTel Cellular/Pacifictelecis, Vartech, RCA, Sears, Mayflower, McDonalds, Carls Jr., Falcon Jets and The Cotton Council.

While Executive Producer of Metromedia Producers Group, Mr. Lindsey also created and produced primetime specials and network series television releases.

Mr. Lindsey has been honored with more than 50 Addy Awards, Clio Awards, and Golden Quill Awards and has managed hundreds of millions of dollars of advertising contracts with advertisers around the world.

Richard Weiner, Chief Financial Officer

Mr. Weiner has over 30 years of senior management experience in both financial and operational positions with various corporations including Owner of Madison Steel Processing, Medina General Inc and Vice President of Vital Products Company.

In those positions, Mr. Weiner has not only overseen operational management, sales, purchasing, customer service and personnel staffing responsibilities, but also the development and implementation of hardware and software systems.

He also has proven abilities to provide critical thinking in recognizing potential problems, developing viable alternatives and implementing cost effective actions.  All coupled with a commitment to continuous process improvement.

Most recently serving as both the CFO and COO of National Security Title in Lighthouse Point, FL, Mr. Weiner oversaw all finances and operations in the continuing expansion of that business.

Key Employees

Ned Barnett, Senior Vice President - Association Development Officer

Mr. Barnett has more than 35 years of professional executive-level experience in business, associations and government relations work, including direct Association executive management positions (Executive Director, National Kerosene Heater Association, Vice President, Tennessee Hospital Association).  He is also widely regarded as an exceptional sales manager, with in-depth sales management experience and a strong track record of success for Associations and other non-profit organizations.  As a reflection of this experience, Mr. Barnett was, in 1985, named the first Fellow in marketing and public relations by the American Hospital Association.

Mr. Barnett has helped for-profit corporations in the high-tech and healthcare-related fields to generate new business through awareness (public relations), marketing, advertising, direct sales management and related skill areas.  He has written economic development speeches for two governors, led trade groups on lobbying trips to Washington, and authored a hugely-successful issues-management campaign for a coalition of 13 regional hospital associations.  On behalf of a coalition of 34 non-profit associations, Mr. Barnett has consulted with the President's Drug Czar on public communications (PR) issues related to reducing teen use of drugs.  His experience in and with Associations is extensive.

The author of nine published books and an adjunct professor at two major state universities, Mr. Barnett has earned two ADDY Awards and the Public Relations Society of America's coveted Silver Anvil; in the Association field, he is the only person to have ever earned four consecutive MacEachern Awards for excellence in Association marketing communications.

Russ Kirin, Senior Vice President - Chief Creative Officer

Russ Kirin has a broad spectrum of experience in creating, writing and producing high-level marketing communications for broadcast, print, multimedia and the Internet. He has worked with major agencies and corporations such as Burson-Marsteller, Bozell-Kamstra, Ketchum Communications, BrabenderCox, Elias/Savion, Pittsburgh Public Broadcasting, printCafe, Westinghouse and ARCO Chemicals.

Mr. Kirin has provided integrated advertising, public relations and special events services to international companies such as Union Carbide, Quaker State and PPG Industries. He has created cutting-edge new media solutions. And he has worked at the executive level to create, develop and implement integrated corporate and marketing strategies, corporate branding and identity, strategic partnerships, national promotional programs and strategic communications targeted to multiple constituencies. Mr. Kirin received the Clio Award for creating and producing innovative promotions for national sports apparel retailer The Athlete's Foot.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors.  Officers are elected annually by the board of directors and serve at the discretion of the board.

Board Committees

We have not previously had an audit committee, compensation committee or nominations and governance committee.  During our 2010 fiscal year, our board of directors expects to create such committees, in compliance with established corporate governance requirements.

Audit Committee.  We plan to establish an audit committee of the board of directors.  The audit committee’s duties would be to recommend to the board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles.  The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls.  The audit committee would at all times be composed exclusively of directors who are, in the opinion of the board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee.  We plan to establish a compensation committee of the board of directors.  The compensation committee would review and approve our salary and benefits policies, including compensation of executive officers.  The compensation committee would also administer our proposed Incentive Compensation Plan, and recommend and approve grants of stock options and restricted stock under that plan.

Nominations and Governance Committee.  We plan to establish a nominations and governance committee of the board of directors.  The purpose of the nominations and governance committee would be to select, or recommend for our entire board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our board.  The nominations and governance committee’s duties would also include considering the adequacy of our corporate governance and overseeing and approving management continuity planning processes.

Director Compensation

Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees that they may serve on.  We expect to compensate non-management directors through stock option or restricted stock grants under our proposed Incentive Compensation Plan, though we have not determined the exact number of options or stock to be granted at this time.  Prior to September 1, 2009, directors were not compensated for their services as directors.

Indebtedness of Directors and Executive Officers

None of our executive officers or present or proposed directors, or their respective associates or affiliates, is indebted to us.

Family Relationships

There are no family relationships among our executive officers and present or proposed directors.

Legal Proceedings

As of the date of this current report, there are no material proceedings to which any of our present or proposed directors, executive officers, affiliates or stockholders is a party adverse to us.

Executive Compensation

The table below summarizes the compensation earned for services rendered to Centaurus Research, Inc. (our predecessor company) and Kahzam, Inc. in all capacities, for the years indicated, by its Chief Executive Officer and two most highly-compensated executive officers other than the Chief Executive Officer.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Fiscal	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options/ SARs	LTIP Payouts	All Other Compensation
	Year	($)	($)	($)	($)	(#)	($)	($)
N/A	2009	-	-	-	-	-	-	-
N/A	2008	0	0	0	-	-	-	-
Robert Weaver	2007	-	-	-	15,000	-	-	-
James Lindsey	2009	30,000	-	-	20	-	-	-
N/A	2008		-	-	-	-	-	-
N/A	2007		-	-	-	-	-	-
Franklin Bradley	2009	30,000	-	-	20	-	-	-
N/A	2008		-	-	-	-	-	-
N/A	2007		-	-	-	-	-	-
Richard Weiner	2009	15,000-	-	-	150	-	-	-
N/A	2008	-	-	-	-	-	-	-
N/A	2007	-	-	-	-	-	-	-

The aggregate amount of benefits in each of the years indicated did not exceed the lesser of $50,000 or 10% of the compensation of any named officer.

Options/SAR Grants and Fiscal Year End Option Exercises and Values

We have not had a stock option plan or other similar incentive compensation plan for officers, directors and employees, and no stock options, restricted stock or SAR grants were granted or were outstanding at any time.

Employment Agreements

We do not have any employment agreements with any of our employees.

2009 Incentive Compensation Plan

On June 1, 2009, our board of directors and holders of a majority of our outstanding shares of common stock adopted and approved a new 2009Incentive Compensation Plan.  The purpose of our Incentive Compensation Plan is to assist us in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to us. No awards under the Plan have been made to date.

Administration.  Our Incentive Compensation Plan is to be administered by our Compensation Committee, provided, however, that except as otherwise expressly provided in the Plan, the board of directors may exercise any power or authority granted to the committee under our Plan. Subject to the terms of our Plan, the committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the Plan, construe and interpret the Plan and award agreements, and correct defects, supply omissions or reconcile inconsistencies in them, and make all other decisions and determinations as the committee may deem necessary or advisable for the administration of our Plan.

Eligibility.  The persons eligible to receive awards under our Incentive Compensation Plan are the officers, directors, employees, consultants and other persons who provide services to us.  An employee on leave of absence may be considered as still in the employ of our company for purposes of eligibility for participation in our Plan.

Types of Awards.  Our Incentive Compensation Plan will provide for the issuance of stock options, stock appreciation rights, or SARs, restricted stock, deferred stock, dividend equivalents, bonus stock and awards in lieu of cash compensation, other stock-based awards and performance awards.  Performance awards may be based on the achievement of specified business or personal criteria or goals, as determined by the committee.

Shares Available for Awards; Annual Per-Person Limitations.  The total number of shares of common stock that may be subject to the granting of awards under our Incentive Compensation Plan at any time during the term of the Plan will be equal to 5,000,000 shares.  This limit will be increased by the number of shares with respect to which awards previously granted under our Plan that are forfeited, expire or otherwise terminate without issuance of shares, or that are settled for cash or otherwise do not result in the issuance of shares, and the number of shares that are tendered (either actually or by attestation) or withheld upon exercise of an award to pay the exercise price or any tax withholding requirements.

Our Incentive Compensation Plan imposes individual limitations on the amount of certain awards. Under these limitations, during any 12-month period, the number of options, stock appreciation rights, shares of restricted stock, shares of deferred stock, performance shares and other stock based-awards granted to any one participant under the Plan may not exceed 1,800,000 shares, subject to adjustment in certain circumstances. The maximum amount that may be paid out as performance units in any 12-month period is $2,000,000 multiplied by the number of full years in the performance period.

The committee is authorized to adjust the limitations described in the two preceding paragraphs. The committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Stock Options and Stock Appreciation Rights.  The committee is authorized to grant stock options, including both incentive stock options, or ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation rights are determined by the committee, but in the case of an ISO must not be less than the fair market value of a share of common stock on the date of grant. For purposes of our Incentive Compensation Plan, the term “fair market value” means the fair market value of common stock, awards or other property as determined by the committee or under procedures established by the committee.  The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the committee, except that no option or stock appreciation right may have a term exceeding ten years.

Restricted and Deferred Stock.  The committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the committee. A participant granted restricted stock generally has all of the rights of a stockholder of our company, unless otherwise determined by the committee. An award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents. The committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the committee.

Bonus Stock and Awards in Lieu of Cash Obligations.  The committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards in lieu of our obligations to pay cash under our Incentive Compensation Plan or other plans or compensatory arrangements, subject to such terms as the committee may specify.

Other Stock-Based Awards. The committee is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock.  The committee determines the terms and conditions of such awards.

Performance Awards.  The committee is authorized to grant performance awards to participants on terms and conditions established by the committee.  Performance awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the committee. Performance awards granted to persons whom the committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the committee, be subject to provisions that should qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility by us under Internal Revenue Code Section 162(m).

The committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

Other Terms of Awards.  Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the committee. The committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of our obligations under our Incentive Compensation Plan.

Awards under our Incentive Compensation Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The committee may, however, grant awards in exchange for other awards under our Plan, awards under other company plans or other rights to payment from us, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

Acceleration of Vesting; Change in Control. The committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement or otherwise determined by the committee, vesting will occur automatically in the case of a “change in control” of our company, as defined in our Incentive Compensation Plan (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control). In addition, the committee may provide in an award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.”

Amendment and Termination. The board of directors may amend, alter, suspend, discontinue or terminate our Incentive Compensation Plan or the committee’s authority to grant awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to our  Plan which might increase the cost of our Plan or alter the eligibility of persons to receive awards.  Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the board of directors may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Our Plan will terminate at the earliest of (a) such time as no shares of common stock remain available for issuance under our Plan, (b) termination of our Plan by the board of directors, or (c) the tenth anniversary of the effective date of the Plan.  Awards outstanding upon expiration of our Plan will remain in effect until they have been exercised or terminated, or have expired.

Certain Relationships and Related Transactions

None.

Description of Securities

Common Stock

Holders of our common stock are entitled to one vote per share.  Our Certificate of Incorporation does not provide for cumulative voting.  Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds.  However, the current policy of our board of directors is to retain earnings, if any, for the operation and expansion of the company.  Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock.  The holders of our common stock have no preemptive, subscription, redemption or conversion rights.  All issued and outstanding shares of common stock are, and the common stock reserved for issuance upon exercise of our stock options will be, when issued, fully-paid and non-assessable.

Market Price and Dividends on Common Equity and Related Stockholder Matters

Trading Information

Our common stock trades in the over-the-counter market and is quoted on the OTC Bulletin Board under the trading symbol KHZM.

Upon satisfaction of all necessary initial listing requirements, we intend to apply to list our common stock on either the American Stock Exchange or the Nasdaq Capital Market.  We cannot assure you that we will satisfy the initial listing requirements, or that our shares of common stock will ever be listed on a national securities exchange or Nasdaq.

Transfer Agent

The transfer agent and registrar for our common stock is Signature Stock Transfer Company.
Holders of Record

As of September 1, 2009, there were approximately 70 holders of record of our common stock.

Dividends

We have not paid any dividends on our common stock and we do not intend to pay any dividends on our common stock in the foreseeable future.

Item 3.02.                      Unregistered Sales of Equity Securities.

The shares of our common stock issued to former holders of Kahzam, Inc. Common Stock in connection with the share exchange transaction were exempt from registration under Section 4(2) of the Securities Act of 1933 as a sale by an issuer not involving a public offering or under Regulation D promulgated pursuant to the Securities Act of 1933.  The common stock was not registered under the Securities Act, or the securities laws of any state, and was offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.  Such securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 5.01.                      Change in Control of Registrant.

The information set forth above in Item 2.01 (Completion of Acquisition or Disposition of Assets) of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth above in Item 2.01 (Completion of Acquisition or Disposition of Assets) of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 5.06.                      Change in Shell Company Status.

As a result of the completion of the share exchange transaction described in Item 2.01 (Completion of Acquisition or Disposition of Assets) of this current report on Form 8-K, which is incorporated herein in its entirety, we ceased being a “shell company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

Item 9.01.                      Financial Statements and Exhibits.

(a)                   Financial Statements of Businesses Acquired.

The financial statements of Centaurus Resources, Inc. and Kahzam, Inc. for the fiscal years ended May 31, 2009 and 2008 are incorporated herein by reference to Exhibits 99.1 and 99.2, respectively, to this current report.

Exhibit No.	Description
10.1	2009 Incentive Compensation Plan.
21.1	Subsidiaries of the Registrant. (2)
99.1	Financial statements of Kahzam, Inc. for the fiscal years ended May 31, 2009 and 2008. (1)
99.2	Financial statements of Kahzam, Inc. for the nine months ended May 31, 2009 (unaudited) (2)
__________________
(1)	Incorporated by reference to the exhibits included with our current report on Form 8-K, dated May 12, 2009, and filed with the SEC on May 12, 2009.

(2)	Incorporated by reference to the financial statements included with our Quarterly Report on Form 10-Q, for the period ended May 31, 2009, and filed with the SEC on July 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 30, 2009	KAHZAM, INC.

By: /s/ Franklin Bradley
FRANKLIN BRADLEY
President and Chief Executive Officer